EXHIBIT 10-3

ADDENDUM
TO
CONVERTIBLE PROMISSORY NOTE

THIS ADDENDUM (the “Addendum”) is hereby entered into as of August 27, 2009, by and between Signature Exploration & Production Corp., a Delaware corporation (“Signature”), and Bristol Capital, LLC, a Delaware limited liability company (“Bristol”) (Signature and Bristol are hereinafter sometimes collectively referred to as the “Parties”).

WHEREAS, Signature issued to Bristol a convertible promissory note (the “Note”) dated as of August 17, 2009, in the principal amount of $18,000.00, pursuant to a Purchase Agreement dated as of August 17, 2009 (the “Agreement”)” by and between Signature as Buyer (as defined in the Agreement) and Bristol as a Seller (as defined in the Agreement);

WHEREAS, the Parties desire to amend the Note by including a provision to limit the number of shares issuable to Bristol under the Note;

NOW THEREFORE, the Parties agree to amend the Note as set forth below:

1.
Conversion Limitation.  Signature shall not effect any conversion of the Note, and Bristol shall not have the right to convert any portion of the Note, to the extent that after giving effect to the conversion set forth on the applicable conversion notice (“Notice of Conversion”) submitted by Bristol, Bristol (together with its affiliates, and any persons acting as a group together with Bristol or any of Bristol’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of common stock beneficially owned by Bristol and its affiliates shall include the number of shares of common stock issuable upon conversion of the Note with respect to which such determination is being made, but shall exclude the number of shares of common stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of the Note beneficially owned by Bristol or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Signature subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other convertible securities or warrants) beneficially owned by Bristol or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this provision, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained herein applies, the determination of whether the Note is convertible (in relation to other securities owned by Bristol together with any affiliates) and of which principal amount of the Note is convertible shall be in the sole discretion of Bristol, and the submission of a Notice of Conversion shall be deemed to be Bristol’s determination of whether the Note may be converted (in relation to other securities owned by Bristol together with any Affiliates) and which principal amount of the Note is convertible, in each case subject to the Beneficial Ownership Limitation.  To ensure compliance with this restriction, Bristol will be deemed to represent to Signature each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this provision and Signature shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.   For purposes of this provision, in determining the number of outstanding shares of common stock, Bristol may rely on the number of outstanding shares of common stock as stated in the most recent of the following: (i) Signature’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by Signature, or (iii) a more recent written notice by Signature or its transfer agent setting forth the number of shares of common stock outstanding.  Upon the written or oral request of Bristol, Signature shall within two trading days confirm orally and in writing to Bristol the number of shares of common stock then outstanding.  In any case, the number of outstanding shares of common stock shall be determined after giving effect to the conversion or exercise of securities of Signature, including the Note, by Bristol or its affiliates since the date as of which such number of outstanding shares of common stock was reported.  The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Note held by Bristol.  Bristol, upon not less than 61 days’ prior notice to Signature, may waive the Beneficial Ownership Limitation and the Beneficial Ownership Limitation shall no longer apply as of the 61st day after such notice is delivered to Signature.  The limitations contained in this provision shall apply to a successor holder of the Note.

2.	Miscellaneous Provisions.

(a)	Except as amended and modified herein, all other provisions of the Note, as modified and amended by this Addendum, are hereby ratified and approved, and shall remain in full force and effect.

(b)
This Addendum and the Note together constitute the entire agreement between the parties relating to the subject matter hereof and thereof.  This Addendum may be executed in counterparts and each counterpart may be deemed an original.  A telefaxed copy or electronic copy in PDF format of this Addendum shall be deemed an original

IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed by its duly authorized officers as of the day first written above.

SIGNATURE EXPLORATION & PRODUCTION CORP.

By:	/s/ Steven Weldon
Name: Steven Weldon
Title: Chief Financial Officer

BRISTOL CAPITAL, LLC

By:	/s/ Paul Kessler
Name: Paul Kessler
Title: Manager